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                          WHOLESALE USAGE AGREEMENT


PSINET INC.                           RETAILER:  FLASHNET COMMUNICATIONS, INC.
510 Huntmar Park Drive                Address:   1812 N. Forest Park Blvd.
Herndon, VA 20170                                Ft. Worth, TX 76102

Phone:800.827.7482ext1713             Phone:     817.332.8883
Facsimile:703.397.5318                Facsimile: 817.332.9594
info@psi.com                          Electronic Mail: scott@flash.net

BUSINESS CONTACT: RONALD BOWMAN       BUSINESS CONTACT:   SCOTT LESLIE
Title: ACCOUNT EXECUTIVE              Title:              PRESIDENT

TECHNICAL CONTACT: BOB CONANT         TECHNICAL CONTACT:  CHRIS BELLOMY EXT. 242
Title: Wholesale Support Coordinator                      LEE THURBURN  EXT. 229
Phone: 703.904.4100                                       ----------------------

                                      Title:              V.P. Sys Ops
                                                          ----------------------

                                      Phone:              888 FLASHNET,
                                                          ---------------------

                                      Fax:                817 332-9594
                                                          ---------------------

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THIS AGREEMENT is made by and between PSINet Inc., a State of New York corporation. ("PSINet") and the wholesale dialup services customer ("Retailer") of PSINet's wide-area computer network system in order for Retailer to obtain from PSINet access to the PSINet's network and the Internet for the benefit of Retailer's individual customers desiring dialup or "switched" network access ("Access") as further described below. In consideration of the mutual promises and covenants contained herein, the parties agree, intending to be legally bound, as follows:

1. DEFINITIONS. The following terms shall have the following meanings for purposes of this Agreement:

     1.1 "AUTHORIZED USER" shall mean any person authorized by a Subscriber to have an account on a Host. Retailer may not permit any person or entity other than an Authorized User to Access to the Network, except with the written consent of PSINet. No person may be authorized to use the Network by means of a connection between a Host owned or leased by a Subscriber and a Host owned or leased by a person other than a Subscriber.

     1.2 "EFFECTIVE DATE" of this Agreement is the date accompanying the last Party to sign's signature.

     1.3  "HOST" shall mean a computer with a network (or IP) address.

     1.4 "MARK" is any name, logo, trade name, trademark, copyright, service mark or other intellectual property right owned by PSINet or its Suppliers.

     1.5 "NETWORK" shall mean the combination of computer hardware, computer software programs and data transmission facilities operated by PSINet (or its duly authorized subcontractors) which will permit computers operated by Subscribers to communicate with computers at remote locations which are operated by others via the TCP/IP communications protocol and to provide access to Internet.

     1.6 "POP" shall mean a Network point-of-presence where PSINet equipment will be located and these POPs will be positioned throughout the world in order to provide Authorized Users Access via telephone calls.

     1.7 "SUBSCRIBER" shall mean any individual person authorized by Retailer to have Access to the Network, although this Access is not to be used with Local Area Network (LAN) applications. Retailer may not permit any entity other than a Subscriber to have Access to the Network, except with the written consent of PSINet.

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2.   PSINET OBLIGATIONS.

     2.1 GENERAL. PSINet agrees to provide Retailer with Access for Subscribers to the Network and the Internet. The fees to be paid by Retailer to PSINet for such Access services are set forth below in Section 4.

     2.2 PROVISION OF ACCESS. Throughout the term of this Agreement, PSINet shall provide Subscribers with Access at the levels then provided and supported by PSINet. A recent estimated listing of Network POPs can be retrieved through access to PSINet's world-wide web site at 'http://www.psi.net'. PSINet reserves the right to install new POPs and/or to close existing POPs as it, in its sole discretion, deems appropriate. In the event PSINet deems it necessary to close an existing POP, PSINet shall provide Retailer with thirty (30) days written notice thereof. Retailer may order such Access on behalf of its present or future Subscribers and there shall be no limit on the number of Subscribers who may use the Network; provided, however, that PSINet may refuse service to Retailer because there is insufficient capacity on the Network or in the POP to provide the Access amount requested. In the event PSINet determines there to be such lack of capacity, then the provisions of Section 4.10 herein do not apply to the effected POP during any month for which such insufficient capacity occurs.

     2.3 ISDN SERVICE. PSINet shall also make ISDN 64k and 128k Internet connection services available to Retailer for Subscribers. The fees to be paid by Retailer for such services are set forth below.

     2.4 QUALITY OF SERVICE. PSINet shall provide to Retailer (for its Subscribers) Internet connection services that meet reasonable commercial standards, including, but not limited to, accessibility, latency, packet loss, and throughput. PSINet shall keep and maintain its Network in good condition and repair. The Network shall be properly maintained, serviced and upgraded by PSINet as it, in its sole discretion, shall determine is necessary in order to ensure connectivity to Subscribers. PSINet shall maintain its Network to ensure at least 99% availability.

     2.5  REPORTS AND INFORMATION REGARDING SERVICE.

          2.5.1 ACCESS TO NETWORK MONITORING SYSTEMS. PSINet shall provide Retailer with read-only access to all applicable network monitoring systems used by PSINet to monitor the Network.

          2.5.2 PSINET NETWORK OUTAGES. PSINet shall provide to Retailer prompt notification of any Network outages that affect Subscribers. When possible, at least three days in advance notice of planned outages shall be given to Retailer so that Subscribers may be alerted.

     2.6 PSINET TECHNICAL SUPPORT. PSINet agrees to provide Retailer, at no additional charge, reasonable back-end technical support and problem escalation support for Access and Network WHICH SHALL BE AVAILABLE 24X7. However, under no circumstances is PSINet obligated to provide technical support and problem escalation support to Subscribers.

     2.7 TERMINATION OF ACCESS. PSINet shall terminate the Access rights of any Subscriber as soon as is reasonably practicable upon written notice from Retailer to do so or upon mutually agreed upon electronic process with receipt confirmed, but shall have no liability in connection therewith. SUCH ELECTRONIC PROCESS SHALL PROVIDE RETAILER WITH THE ABILITY TO ADD OR DELETE SUBSCRIBERS IN A NEAR REAL-TIME BASIS.

     Further, Retailer and its Subscribers are required to comply with PSINet's Net-Abuse Policy ("Policy") as currently set forth on PSINet's Web site (http://www.psi.net/csg/netabuse.html) and as the Policy may be modified by PSINet in its sole discretion from time to time. Any content, material, message, or data made available or transmitted through the Network, wherever it is sent from, viewed, received, or retrieved, that is in violation of (i) any local, state, federal or international law, regulation or treaty; (ii) the Policy; or (iii) any community standard or accepted Internet policy is prohibited. In the event of violation of the foregoing by any Subscriber, PSINet will advise Retailer accordingly, and PSINet reserves the right, in its sole discretion, to terminate such Subscribers Access immediately with written notice to Retailer. In the event of violation of the foregoing by Retailer THEMSELVES, PSINet may deem such violation a material breach of this Agreement and may, in its sole discretion, terminate this Agreement with written notice to Retailer, but without the cure period specified in Section 5 below.

3.   RETAILER OBLIGATIONS.

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     3.1  RETAILER RESPONSIBILITY FOR ITS SUBSCRIBERS. Retailer shall be responsible for all customer support, pricing and service plans, billing and collections with respect to its own Subscribers.

     3.2 RETAILER CONNECTION TO THE NETWORK. Retailer shall provide, at its own expense, the telecommunications circuit for its connection to the Network which shall run between the best suited PSINet POP (as determined by PSINet) and the Retailer's operations center (which includes the local telephone company or Competitive Access Provider circuits). In addition, Retailer shall provide an estimate of the traffic it anticipates between Retailer's network and PSINet's Network.

     3.3 SUBSCRIBER EQUIPMENT. PSINet shall not be responsible for the installation, operation or maintenance of any computer equipment or computer software programs provided by Retailer or any Subscriber.

     3.4 OPTIONAL PEERING. In addition to the connection of Retailer's network and PSINet's Network as set forth in Section 3.2, Retailer may, but shall not be obligated to, provide telecommunications circuits interconnecting Retailer's network with the Network at a location or locations agreed upon by the parties. The parties will use these circuits only for traffic originating within one party's network (or the networks of its Subscribers) and destined only to the other party's network (or the networks of its Subscribers) in accordance with PSINet's "ISP Peering Agreement" which shall be incorporated herein in the event of such optional peering.

     3.5 REQUIRED FORECAST. RETAILER SHALL PROVIDE TO PSINET, ON A MONTHLY BASIS A FOUR-MONTH ROLLING FORECAST OF THE ESTIMATED NUMBER OF SUBSCRIBERS THAT WILL BE SERVED BY EACH POP. RETAILER AGREES TO PROVIDE PSINET WITH THE FORECAST NO LATER THAN FIRST OF EACH MONTH DURING THE TERM OF THIS AGREEMENT. RETAILER AND PSINET WILL WORK CLOSELY TO ENSURE ACCURACY OF THESE FORECASTS. IF RETAILER CHANGES THE CURRENT USAGE PLANS OR IMPLEMENTS NEW ONES, THE PARTIES AGREE TO NEGOTIATE IN GOOD FAITH ANY APPROPRIATE CHANGES IN THE INDEX FACTORS TO REFLECT SUCH CHANGES.

4.   PRICE AND PRICING TERMS.

     4.1 ADVANCED PAYMENT. Retailer agrees to pay to PSINet in advance of Retailer's first Subscriber subscribing to the Network a one-time, non-refundable fee of (Confidential treatment has been requested). This fee shall be applied to future, monthly Base Charge payments after the Ramp Period as set forth below in this Section.

     4.2 BASE CHARGE. Upon the Effective Date, and on the first day of each month thereafter throughout the initial or any successive terms of this Agreement, Retailer agrees to pay PSINet for each Subscriber who is then or was at any time during the immediately preceding month authorized to use the Network a Base Charge pursuant to the following schedule and subject to adjustments as provided below:

          TOTAL # OF SUBSCRIBERS USING THE NETWORK     APPLICABLE BASE CHARGE

                (Confidential treatment               (Confidential treatment
                   has been requested)                  has been requested)
                                                       additional adjustment




          ADDITIONAL ISDN CHARGES:

          Initial-B-channel ISDN line (64Kbps)
          for up to 100 hours per month                Same as above

                  Additional Hours (above 100)         Same as above

                (Confidential treatment               (Confidential treatment
                   has been requested)                  has been requested)

                                                      (Confidential treatment
                                                        has been requested) (all
                                                        usage)*

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          * In one-minute increments rounded upward
          * ISDN pricing will be in addition to the applicable Base Charges.

     The applicable Base Charge above is to be applied to all Subscribers irrespective of the rate that previously was applied to that group of Subscribers. For example, if there are a sufficient number of Subscribers to satisfy the second-tier pricing requirement, the applicable Base Charge shall apply to all Subscriber Base Charges. Should the amount of Subscribers subsequently fall below such tier, incurring a higher Base Charge, the applicable Base Charge shall be adjusted to the higher Base Charge for all Subscribers as indicated in this section.

     The payment to be made for the initial month of Access for any Subscriber shall include (i) an amount equal to the applicable Base Charge for such initial month, prorated in the case of a partial month, and (ii) an amount equal to such Base Charge as payment in advance for the next month of Access. If one of the Subscribers cancels service within any month, there will either be no charge or a pro-rated charge depending upon the time of that Subscriber's service cancellation within that month.

     4.3  ADJUSTMENTS TO BASE CHARGE.

          4.3.1 INTERNATIONAL CHARGES. Retailer and its Subscribers may also have Access from any PSINet POP in Canada for an additional fee of (Confidential treatment has been requested) US per hour added to the Base Charge (calculated in one minute increments rounded upward), and from any PSINet POP outside of the US and Canada for an additional fee of (Confidential treatment has been requested) US per hour added to the Base Charge (calculated in one minute increments rounded upward).

          4.3.2 "TOLL-FREE" CHARGES. Retailer and its Subscribers may also access the Network using a "toll free" PSINet POP (for example, using an 800 or 888 number) within the contiguous 48 states of the United States for an additional fee of $(Confidential treatment has been requested) per hour added to the Base Charge (calculated in one minute increments rounded upward).

          4.3.3 ADDITIONAL ADJUSTMENT. Once the number of Subscribers using the Network exceeds (Confidential treatment has been requested), the parties will negotiate in good faith to agree upon an appropriate adjustment to the applicable Base Charge.

     4.4  MINIMUM COMMITMENT.

          4.4.1 RAMP PERIOD. The initial ten (10) months from the Effective Date hereinafter defines the "Ramp Period". The minimum number of Subscribers on a monthly basis during the Ramp Period shall be projected as follows:

     Month 1:(Confidential   Month 2:(Confidential   Month 3:(Confidential   Month 4:(Confidential
             treatment has           treatment has           treatment has           treatment has
             been requested)         been requested)         been requested)         been requested)
     Month 5:(Confidential   Month 6:(Confidential   Month 7:(Confidential   Month 8:(Confidential
             treatment has           treatment has           treatment has           treatment has
             been requested)         been requested)         been requested)         been requested)
     Month 9:(Confidential   Month 10:(Confidential
             treatment has            treatment has
             been requested)          been requested)

          PSINet and Retailer agree that these numbers will serve as a gauge of the success of the program during the Ramp Period.

          4.4.2 MINIMUM AMOUNTS. The minimum monthly revenue from Retailer for Access provided by PSINet for Subscribers pursuant to this Agreement shall be (Confidential treatment has been requested) after the Ramp Period mentioned above. In the event PSINet's gross revenues from Retailer (Confidential treatment has been requested).

          In the event that PSINet chooses not to purchase the subscribers and Retailer chooses not to remit to PSINet the amount stated above in subparagraph (a), this Agreement shall be terminated; provided, however, that PSINet shall continue to service, and Retailer shall continue to pay for, the Subscribers at the highest Base Charge specified in Section 4.2 hereof for a period of sixty (60) days following such failure by Retailer to provide the minimum monthly revenue payment in order to assure a smooth transition for said Subscribers.


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     4.5  TAXES. Retailer shall be liable for and shall reimburse PSINet for all taxes and related charges however designated resulting from the transactions contemplated HEREIN BY RETAILER OR SUBSCRIBERS (except those relating to PSINet's gross income), including federal, state, provincial or local sales, use or value-added taxes (VAT) and excise taxes, imposed in connection with or arising from the provision of Access.

     4.6 INVOICES. PSINet shall invoice Retailer monthly in advance for all charges under this Agreement. All invoices will be payable within thirty
     (30) days of receipt of invoice. Invoices not paid by their due date shall be subject to a 1.5% per month interest fee, or the maximum extent allowed by applicable laws, whichever is less, on all past-due balances. In the event PSINet incurs additional fees as a result of any collection activity, such as collection agencies or legal fees, Retailer shall reimburse PSINet for all such fees. In the event Retailer shall fail to pay PSINet any amount due under this Agreement for a period of thirty (30) days, PSINet, in addition to charging applicable delinquency fees, may discontinue providing Access to Retailer and its Subscribers UPON ONE (1) WEEK prior written notice by overnight courier or certified mail to Retailer. PSINet shall resume providing Access immediately upon receipt of such payment and in such event Retailer shall pay PSINet a reasonable reconnection fee.

     4.7 SUBSCRIBER CHARGES. Retailer is solely responsible for establishing and collecting its Subscriber charges for services it offers its Subscribers through the Network and for preparing and mailing invoices to its Subscribers. Retailer is responsible for payment of the total amounts invoiced it by PSINet (except for any amounts disputed by Retailer in good faith) regardless of whether Retailer is paid by its Subscribers.

     4.8 PORT QUANTITIES. PSINET WILL MAKE BEST EFFORTS THAT IF ACTUAL NUMBER OF SUBSCRIBERS ON A GIVEN POP AT THE BEGINNING OF THE MONTH MULTIPLIED BY THE INDEX FACTORS (THE "ACTUAL INDEXED NUMBER") IS NO MORE THAN TEN PERCENT GREATER THAN THE FORECASTED INDEXED NUMBER PROVIDED SIXTY (60) DAYS PRIOR TO THE BEGINNING OF SUCH MONTH, THEN SUBSCRIBERS IN THAT PSINET POP WILL ENCOUNTER NO MORE THAN TEN (10) BUSY SIGNALS AS A RESULT OF FACTORS REASONABLY WITHIN THE CONTROL OF PSINET.

5. USE OF MARKS. NEITHER PARTY IS AUTHORIZED THROUGH THIS AGREEMENT TO USE THE OTHER PARTY'S MARKS IN CONNECTION WITH THEIR SALES, ADVERTISEMENTS AND PROMOTION OF ITS SERVICES TO SUBSCRIBERS, EXCEPT IN MATERIALS EITHER PROVIDED OR APPROVED BY THE AUTHORIZED USER OF THE MARK PRIOR TO IT'S USE. EACH PARTY SHALL SEND TO THE OTHER PARTY A COPY OF ANY PRINTED MATERIAL USING THE OTHER PARTY'S MARK OR OTHER COPYRIGHTED MATERIAL, AND THE AUTHORIZED PARTY SHALL HAVE THE RIGHT TO DISAPPROVE SUCH USE (ALTHOUGH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED). UPON TERMINATION OF THIS AGREEMENT, EACH PARTY SHALL CEASE TO USE ANY SUCH MARKS OR COPYRIGHTED MATERIAL AND SHALL, WITHIN A REASONABLE TIME AGREEABLE TO THE AUTHORIZED PARTY, REMOVE ANY REFERENCE TO AUTHORIZED PARTY FROM ITS ADVERTISING AND PROMOTIONAL MATERIAL.

6. TERM/EXTENSION/TERMINATION. The term of this Agreement shall be two (2) years, commencing on the last day of the Ramp Period as defined above, and, unless either party notifies the other in writing not less than ninety (90) days prior to the end of the initial term or any extension thereof, this Agreement shall be automatically renewed annually thereafter for a period of one year.

Either party may terminate this Agreement if such other party has materially breached this Agreement and has failed to cure such breach within thirty (30) days after receiving written notice clearly specifying such breach; provided, however, that this notice period shall not apply to a termination by PSINet in accordance with the provisions of Section 2.7, 4.4.2 and/or 4.6.

6. WARRANTIES EXCLUDED. EXCEPT AS EXPRESSLY PROVIDED HEREIN, PSINET MAKES NO WARRANTIES IN CONNECTION WITH ITS NETWORK OR THE PROVISION OF ACCESS AS CONTEMPLATED HEREIN, WHETHER WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTY OF MERCHANTABILITY, THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR USE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS.

7. LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, THE PARTIES AGREE THAT PSINET SHALL IN NO EVENT BE LIABLE TO RETAILER, ITS SUBSCRIBERS OR ANY OTHER PERSON FOR ANY ACTUAL, DIRECT, INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL, RELIANCE, PUNITIVE OR ANY OTHER DAMAGES OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR THE LOSS OF DATA, GOODWILL OR PROFITS) REGARDLESS OF THE FORESEEABILITY THEREOF, ARISING OUT OF THE PROVISION OF ACCESS OR IN ANY WAY ARISING OUT OF THIS AGREEMENT, WHETHER IN AN ACTION ARISING OUT OF


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BREACH OF CONTRACT, BREACH OF WARRANTY, DELAY, NEGLIGENCE, STRICT TORT
LIABILITY, PATENT MATTERS OR ANY OTHER THEORY. NO ACTION OR PROCEEDING AGAINST PSINET MAY BE COMMENCED MORE THAN TWO YEARS AFTER THE SERVICES ARE RENDERED. THIS CLAUSE SHALL SURVIVE FAILURE OF AN EXCLUSIVE REMEDY.

7.   INDEMNIFICATION.

     7.1 BY RETAILER. RETAILER SHALL INDEMNIFY AND HOLD HARMLESS PSINET AND PSINET'S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND ADVISORS FROM AND AGAINST ANY AND ALL CLAIMS OF OTHER PERSONS OR ENTITIES ARISING OUT OF MATERIAL, DATA, INFORMATION OR OTHER CONTENT TRANSMITTED BY SUBSCRIBERS OR OTHER ACTS OR OMISSIONS OF RETAILER AND/OR ITS SUBSCRIBERS.

     7.2 BY PSINET. PSINET SHALL INDEMNIFY AND HOLD HARMLESS RETAILER AND ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND ADVISORS FROM AND AGAINST ANY AND ALL CLAIMS OF OTHER PERSONS OR ENTITIES ARISING OUT OF ACTS OR OMISSIONS OF PSINET.

10. CONFIDENTIAL INFORMATION. The provisions in the Bilateral Nondisclosure Agreement executed between the parties shall apply to the terms of this Agreement and shall survive the execution and termination of this Agreement for any reason.

11.  MISCELLANEOUS.

     11.1 INDEPENDENT PARTIES/NO AGENCY. The relationship of PSINet and Retailer shall be that of independent third parties. Except as otherwise expressly provided in this Agreement, this Agreement does not Constitute either party as the agent or legal representative of the other party and does not create a partnership or joint venture between the parties. Except as otherwise expressly provided in this Agreement, neither party shall have any authority to contract for or bind any other party in any manner whatsoever. This Agreement confers no rights of any kind upon any third party.

     11.2 FORCE MAJEURE. PSINet shall not be liable for failure to fulfill its obligations hereunder if such failure is due to causes beyond its reasonable control, including, without limitation, actions or failures to act of Retailer or any Subscriber, acts of God, fire, catastrophe, governmental prohibitions or regulations, viruses which did not result from the acts or omissions of PSINet, its employees or agents, national emergencies, insurrections, riots or wars, or strikes, lockouts, work stoppages or other labor difficulties. The time for any performance required hereunder shall be extended by the delay incurred as a result of such act of force majeure, and PSINet shall act with diligence to correct such force majeure.

     11.3 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to a party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default; or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of either party of any breach or default under this Agreement, or any waiver on the part of either party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to a party, shall be cumulative and not alternative.

     11.4 BENEFIT AND ASSIGNMENT. NEITHER PARTY MAY SELL, TRANSFER, OR ASSIGN THIS AGREEMENT, EXCEPT TO ENTITIES COMPLETELY CONTROLLING OR CONTROLLED BY THAT PARTY, OR TO ENTITIES ACQUIRING ALL OR SUBSTANTIALLY ALL OF ITS ASSETS, WITHOUT THE PRIOR WRITTEN CONSENT OF THE OTHER, WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED. ANY ACT IN DEROGATION OF THE FOREGOING SHALL BE NULL AND VOID; PROVIDED, HOWEVER, THAT ANY SUCH ASSIGNMENT SHALL NOT RELIEVE THE ASSIGNING PARTY OF ITS OBLIGATIONS HEREUNDER. BOTH PARTIES SHALL REQUIRE WRITTEN NOTICE IN THE EVENT OF ANY ASSIGNMENT BY THE OTHER PARTY. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of

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     the parties hereto, and the covenants and agreements set forth in this
     Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

     11.5 ADDITIONAL ACTIONS, DOCUMENTS AND INFORMATION. Each of the parties hereto agrees that it will, at any time, prior to, at or after the date hereof, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments and obtain such consents, as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

     11.6 NOTICES.

          (a) All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by certified or registered mail (return receipt requested), express air courier, charges prepaid, or facsimile addressed as follows:

          To Retailer: as specified above.

          To PSINet:


            PSINet Inc.                    with copy to   PSINet Inc.
            510 Huntmar Park Drive                        510 Huntmar Park Drive
            Herndon, Virginia 20170                       Herndon, Virginia 20170
            Facsimile: 703.397.5318                       Facsimile: 703.904.4200
            Attn: John Kraft, Vice President,             Attn: General Counsel
              Carrier & ISP Division


            or to such other address as either party shall have furnished to the other in writing.

            (b) If a notice is given by either party by certified or registered mail, it will be deemed received by the other party on the third business day following the date on which it is deposited for mailing. If a notice is given by either party by air express courier, it will be deemed received by the other party on the next business day following the date on which it is provided to the air express courier. If a notice is given by facsimile, it will be deemed received by the other party after confirmation of receipt. Notwithstanding the foregoing, any payments made under this Agreement shall be deemed received only when actually received.

     11.7 COMPLIANCE WITH LAW. BOTH PARTIES ARE responsible for complying with all applicable rules, regulations, statutes, codes, ordinances and other requirements, whether federal, state, provincial, local, international or otherwise in connection with the matters contemplated by this Agreement.

     11.8 SEVERABILITY/SURVIVAL/WAIVERS. In case any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be construed so as to render it enforceable and effective to the maximum extent possible in order to effectuate the intention of this Agreement; and if such provision shall be wholly invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. The parties' rights and obligations that, by their nature, would continue beyond the termination, cancellation, or expiration of this Agreement, shall survive such termination, cancellation or termination. The waiver or failure of either party to exercise in any respect any right provided for in this Agreement shall not be deemed a waiver of any further right under this Agreement.

     11.9 TITLES AND SUBTITLES. The titles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     11.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE
     SUBSTANTIVE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

     11.11 ENTIRE AGREEMENT/AMENDMENTS. This Agreement represents the complete agreement and understanding of the parties with respect to the subject matter herein, and supersedes any other agreement or understanding, written or oral. In the event of any conflict arising between Customer's purchase order terms and this Agreement, this Agreement shall take precedence. This Agreement may be modified only in writing signed by both parties.


PSINET WHOLESALE USAGE AGREEMENT WITH FLASHNET
                                    7 of 8

BOTH PARTIES REPRESENT AND WARRANT THAT THEY HAVE FULL CORPORATE POWER AND AUTHORITY TO EXECUTE AND DELIVER THIS AGREEMENT AND TO PERFORM THEIR OBLIGATIONS HEREUNDER, AND THAT THE PERSON WHOSE SIGNATURE APPEARS BELOW IS DULY AUTHORIZED TO ENTER INTO THIS AGREEMENT ON BEHALF Of THE PARTY.

IN WITNESS WHEREOF, THE PARTIES HAVE ENTERED INTO AGREEMENT AS OF THE DATE SET
FORTH:

/s/  M. Scott Leslie, President
---------------------------------------------------------------
Authorized Retailer Representative/Title (please type or print)


/s/ [illegible]                             2/13/98
---------------------------------------------------------------
Retailer Signature                           Date


          John F. Kraft, VP, Carrier and ISP Sales
---------------------------------------------------------------
Authorized PSINet Representative (please type or print)



/s/ [illegible]                             2/17/98
---------------------------------------------------------------
PSINet Representative Signature              Date


---------------------------------------------------------------
                              PSINet





PSINET WHOLESALE USAGE AGREEMENT WITH FLASHNET
                                    8 of 8

                       AMENDMENT TO WHOLESALE USAGE AGREEMENT

This amendment (the "Amendment") to the Wholesale Usage Agreement (the "Agreement") dated February 17, 1998, effective on the last date signed below, between PSINet Inc., a New York corporation, and Flashnet Communications, Inc., a _____________ corporation.

                                      RECITALS

WHEREAS, the parties wish to further amend the Amended Agreement to reflect certain revisions they have discussed and agreed upon;

NOW, THEREFORE, in consideration of the mutual obligations in this Second Amendment and for other good consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.   Change Section 4.4.1 Ramp Period to read as follows:


     "4.4.1 RAMP PERIOD. The initial sixteen (16) months from the Effective Date hereinafter defines the "Ramp Period". The minimum number of Subscribers on a monthly basis during the Ramp Period shall be projected as follows:

     Month 1: ____    Month 2: _____   Month 3: _____      Month 4: _______

     Month 5: ____    Month 6: _____   Month 7: _____      Month 8: _______

     Month 9: ____    Month 10: ____   Month 11: ____      Month 12: ______

     Month 13: ___    Month 14: ____   Month 15: ____      Month 16: 50,000


     PSINet and Retailer agree that these numbers will serve as a gauge of the success of the program during the Ramp Period."

2.   Add a new Section 4.4.2 that reads as follows:

     (Confidential Treatment has been requested)

3. All provisions of the Agreement, except as modified by this Amendment, shall remain in full force and effect and are hereby reaffirmed.

IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have executed this Amendment as of the last date specified below, with said Addendum effective on that date.

FLASHNET COMMUNICATIONS, INC.       PSINET INC.


By:                                 By:
    ---------------------------         ----------------------------------------
                                        John Kraft
                                        Vice President, Carrier and ISP Services
                                        510 Huntmar Park Drive
                                        Herndon, Virginia  20170


Date:                               Date:
      --------------------------          --------------------------------------